EXHIBIT 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 333-56522 and 333-46260 on Form S-8 of our reports dated April 1, 2005, relating to the consolidated financial statements of Ulticom, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Ulticom, Inc. for the year ended January 31, 2005.


/s/ DELOITTE & TOUCHE LLP
Jericho, New York
April 14, 2005